Exhibit 99

FOR IMMEDIATE RELEASE

Investor Contact:

Ronald H. Spair

Chief Financial Officer

610-882-1820

Investorinfo@orasure.com

www.orasure.com

Media Contact:

Ron Ticho

Zer0 to 5ive

610-360-0205

rticho@orasure.com

ORASURE RECEIVES $4 MILLION PURCHASE ORDER FROM SAMHSA FOR

ORAQUICK® RAPID HIV ANTIBODY TESTS AND HIV CONFIRMATORY TEST SERVICES

Tests to be Deployed to over 22,000 Sites Throughout the U.S.

BETHLEHEM, PA – August 6, 2004 – OraSure Technologies, Inc. (Nasdaq NM: OSUR), the market leader in oral fluid diagnostics, announced today that the Substance Abuse and Mental Health Services Administration (“SAMHSA”) has committed to purchase $4 million of the Company’s OraQuick® Rapid HIV Antibody Tests and HIV confirmatory test services. The OraQuick® tests and related confirmatory services will be deployed by SAMHSA to over 22,000 substance abuse treatment and prevention sites throughout the United States.

Funding for this commitment has been obtained by SAMHSA from the U.S. Department of Health and Human Services. OraSure expects to begin supplying product in the fourth quarter of 2004, with shipment of all purchased product expected by the end of 2005.

“SAMHSA is taking a major step forward in the fight against HIV/AIDS by making available the OraQuick® Rapid HIV Test where it is urgently needed, in the thousands of substance abuse treatment and prevention sites throughout the country,” said U.S. Senator Arlen Specter. “I’m very pleased this world-class business from Pennsylvania is uniquely suited to partner with the many government agencies to advance the fight against this pandemic both at home and abroad.”

“We are honored to provide HIV testing and prevention services to populations that are most in need of support,” said Douglas A. Michels, President and Chief Executive Officer of OraSure Technologies. “This procurement is a testament to the substantial market demand for our OraQuick® test in the U.S. We look forward to meeting the HIV testing needs of SAMHSA and other government agencies.”

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About OraSure Technologies

OraSure Technologies develops, manufactures and markets oral fluid specimen collection devices using proprietary oral fluid technologies, diagnostic products including immunoassays and other in vitro diagnostic tests, and other medical devices. These products are sold in the United States as well as internationally to various clinical laboratories, hospitals, clinics, community-based organizations and other public health organizations, distributors, government agencies, physicians’ offices, and commercial and industrial entities.

OraSure Technologies is the leading supplier of oral-fluid collection devices and assays to the life insurance industry and public health markets for the detection of antibodies to HIV-1. In addition, the Company supplies oral-fluid testing solutions for drugs of abuse testing. For more information on the Company, please go to www.orasure.com.

Important Information

This press release contains certain forward-looking statements, including with respect to products, sales and shipments. Actual results could be significantly different. Factors that could affect results include the ability to market products; impact of competitors, competing products and technology changes; ability to develop, commercialize and market new products; market acceptance of oral fluid testing products and up-converting phosphor technology products; ability to fund research and development and other projects and operations; ability to maintain new or existing product distribution channels (including OraSure’s ability to implement a direct sales effort or other alternative distribution for OraQuick®); reliance on sole supply sources for critical product components; availability of related products produced by third parties; ability to obtain and timing of obtaining necessary regulatory approvals; ability to comply with applicable regulatory requirements; history of losses and ability to achieve sustained profitability; volatility of our stock price; uncertainty relating to patent protection and potential patent infringement claims; ability to obtain licenses to patents or other technology; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally; loss or impairment of sources of capital; ability to meet financial covenants in agreements with financial institutions; ability to retain qualified personnel; exposure to product liability and other types of litigation; changes in international, federal or state laws and regulations; changes in relationships with strategic partners and reliance on strategic partners for the performance of critical activities under collaborative arrangements; changes in accounting practices or interpretation of accounting requirements; customer consolidations and inventory practices; equipment failures and ability to obtain needed raw materials and components; the impact of terrorist attacks and civil unrest; ability to complete consolidation or restructuring activities; ability to identify, complete and realize the full benefits of potential acquisitions; and general political, business and economic conditions. These and other factors are discussed more fully in the Securities and Exchange Commission (“SEC”) filings of OraSure Technologies, including its registration statements, its Annual Report on Form 10-K for the year ended December 31, 2003, its Quarterly Reports on Form 10-Q, and its other filings with the SEC. Although forward-looking statements help to provide complete information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. The forward-looking statements are made as of the date of this press release and OraSure Technologies undertakes no duty to update these statements.

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